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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 30, 2003

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code:  703-547-2000

(Former name or former address, if changed from last report)

Item 5. Other Events.

     XO Communications, Inc. (“XO”) today announced that it has made an offer to acquire all of the assets of Global Crossing LTD., and Global Crossing Holdings LTD (collectively “Global Crossing”) for consideration of over $700 million, thereby increasing the proceeds available to Global Crossing creditors by over $100 million versus the current bid by Singapore Technologies Telemedia PTE LTD. The offer was made directly to advisors for the Bondholders, Banks and the Company.

     XO’s offer is comprised of $250 million of cash, $200 million of new 11% secured notes secured by all of the assets of Global Crossing, $200 million junior preferred stock in New Global Crossing, a 100% owned subsidiary of XO, and 15 million 5 year warrants to acquire stock in XO at $10.00 per share.

     A copy of the May 30, 2003 press release issued by XO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

   Exhibits. XO Communications, Inc.

99.1	Press Release of XO Communications, Inc., dated May 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC

By:	/s/ Wayne M. Rehberger Name: Wayne M. Rehberger Title: Executive Vice President, Chief Financial Officer

June 2, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release of XO Communications, Inc., dated May 15, 2003.